OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Favorable Ruling in Amparo Proceedings

IRVING, TX / August 5, 2026 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or “the Company”, inclusive of its subsidiaries) is pleased to announce that the Federal District Court in Mexico (the “Court”) has issued a favorable ruling in the Amparo proceedings by the Company’s subsidiary, DynaResource de México, S.A. de C.V. ("DynaMéxico”), relating to eight mining concessions (the "Impacted Concessions”) associated with the San José de Gracia Project in Mexico.

The Court granted constitutional protection (“Amparo”) to the Company, concluding that DynaResource was not properly notified of the administrative proceedings that resulted in the claimed cancellation of the mining concessions posted to the Mexican Secretariat of Economy’s (Secretaría de Economía) website, and, as a result, was denied its constitutional right to due process and an opportunity to defend its interests. The Court further ordered the authorities to recommence the notification process in accordance with applicable legal requirements before continuing any administrative proceedings.

"This ruling represents an important procedural milestone in protecting the Company's legal rights in Mexico," stated Rohan Hazelton, President and CEO of DynaResource. "While the judgment is not yet final and remains subject to appeal by the relevant authorities, we are encouraged that the Court recognized the Company's fundamental right to due process. We will continue to protect our interests while remaining focused on operational improvements and long-term value creation at San José de Gracia."

The ruling is subject to the applicable appeal process under Mexican law, and the respondent authorities may seek review of the decision. The Company, together with its legal counsel, will continue to monitor the proceeding and will provide further updates as material developments occur.

As previously disclosed on July 18, 2025, the Company initiated the Amparo proceeding to protect its legal rights in connection with the inactive claim on its Impacted Concessions. While this favorable ruling does not finally resolve the underlying administrative matter, it restores the Company's procedural rights and requires the authorities to comply with constitutional due process requirements before any further administrative action may be taken.

The ruling covers the following mining concession titles held by DynaMéxico:

Concession Name	Title Number
San Sebastián	184473
San José	208537

Piedras de Lumbre Uno	215555
Piedras de Lumbre Dos	215556
La Nueva Esperanza	226289
Nuevo Rosario	184999
Los Tres Amigos	172216
Finisterre 4	231166

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

About DynaResource
DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

For More Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde

Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report on Form 10-K for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.